AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 3, 2007, by and among Automated Vending Technologies, Inc., a Delaware corporation (“Automated Delaware”) and AVT, Inc., a Nevada corporation (“Automated Nevada”).

WITNESSED:

WHEREAS, Automated Delaware is a public company with 37,048,878 shares of its common stock, $0.001 par value per share, (“Automated Delaware Common Stock”) issued and outstanding as of the date hereof;

WHEREAS, Automated Nevada is a private company with 100 shares of its common stock, $0.001 par value per share (“Automated Nevada Common Stock”), issued and outstanding as of the date hereof;

WHEREAS, the respective Boards of Directors of each of Automated Nevada and Automated Delaware, have approved and authorized the execution and delivery of this Agreement so as to implement the Merger (as defined in Section 1 hereof) in compliance with the provisions of the Delaware General Corporation Law of the State of Delaware (the “DGCL”), and the Nevada Revised Statutes of the State of Nevada (the “NRS”), with the result that Automated Nevada shall continue as the surviving corporation and the separate existence of Automated Delaware (except as it may be continued by operation of law) shall cease;

WHEREAS, the purpose of the Merger is to: (i) change the domicile of the corporation from Delaware to Nevada; (ii) reverse the common stock of the corporation on a 1 for 3 basis; and (iii) to change the name of the Corporation.

WHEREAS, Automated Nevada and Automated Delaware intend that the Merger will qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Merger.  Subject to the terms and conditions hereinbelow set forth, on the Effective Date (as defined in Section 6(a) hereof), in accordance with the DGCL and the NRS, Automated Delaware shall be merged with and into Automated Nevada with Automated Nevada being the surviving entity (the “Merger”) and, in connection therewith:

(a) except to the extent provided or permitted by the DGCL and the NRS, the separate existence of Automated Delaware shall cease and terminate and Automated Nevada shall continue as the surviving corporation.

(b) all of the rights, privileges, immunities, powers, franchises and authority (both public and private) of Automated Delaware and Automated Nevada shall vest in the Surviving Corporation;

(c) all of the assets and property of Automated Delaware and Automated Nevada of every kind, nature and description (real, personal and mixed and both tangible and intangible) and every interest therein, wheresoever located, including, without limitation, all debts or other obligations belonging or due to Automated Delaware or Automated Nevada, all claims and all causes of action, shall be, and be deemed to be, vested, absolutely and unconditionally, in the Surviving Corporation; and

(d) all debts and obligations of Automated Delaware or Automated Nevada, all rights of creditors of Automated Delaware or Automated Nevada, and all liens or security interests encumbering any of the property of Automated Delaware or Automated Nevada, shall be vested in the Surviving Corporation and shall remain in full force and effect without modification or impairment and shall be, and be deemed to be, enforceable against the Surviving Corporation and its assets and properties with the same full force and effect as if such debts, obligations, liens or security interests had been originally incurred or created by the Surviving Corporation in its own name and for its own behalf.  Without limiting the generality of the foregoing, Surviving Corporation specifically assumes all continuing obligations which Automated Delaware or Automated Nevada would otherwise have to indemnify its officers and directors, to the fullest extent currently provided in the Surviving Corporation’s Articles of Incorporation, By-Laws and pursuant to the DGCL, with respect to any and all claims arising out of actions taken or omitted by such officers and directors prior to the Effective Date.

2. Instruments of Conveyance.  Without limiting the generality of the provisions of Section 1 hereof and/or the succession provisions of applicable law, the officers and directors of Automated Delaware last in office shall (to the extent they, or any of them, possess and/or may exercise the power to do so) execute, deliver and/or record such deeds and/or other instruments of transfer and/or conveyance, and take or cause to be taken, such other and further actions, as the case may be, as shall be reasonably requested by Automated Nevada or its legal counsel, to vest, perfect, confirm, implement the transfer of, or establish in the name, on behalf or for the account or the benefit of Automated Nevada, title to, and/or possession of, any or all of the assets, property, property interests, rights, privileges, immunities, powers and franchises owned and/or exercisable by Automated Delaware (or in which Automated Delaware had an interest and/or the power to exercise immediately prior to the Effective Date) and which was vested, or intended to be vested, in Automated Nevada pursuant to the provisions of this Agreement and the Merger.

3. Constitutional Documents, Directors, and Officers.  On and as of the Effective Date:

(a) the Articles of Incorporation of Automated Nevada, as further amended on such date in full force and effect, shall be the Articles of Incorporation of the Surviving Corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided by the NRS, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by Automated Nevada.

(b) the By-Laws of Automated Delaware on such date in full force and effect shall be the By-Laws of the Surviving Corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided in the Articles of Incorporation of Automated Nevada and/or the NRS, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by Automated Nevada; and

(c) the members of the Board of Directors of the Surviving Corporation shall be the directors of Automated Delaware immediately prior to the Effective Date, who shall hold such office as provided in the By-Laws of Automated Delaware and/or the NRS. The officers of the Surviving Corporation shall be the former officers of Automated Delaware, who shall hold office as provided in the By-Laws of Automated Delaware.

4. Conversion.  On and as of the Effective Date, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Automated Delaware or capital stock of Automated Nevada:

(a)           Subject to the provisions of Section 5 hereof, each issued and outstanding share of Automated Delaware common stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged on a 3 for 1 reverse basis, for Automated Nevada common stock, containing substantially similar other terms and conditions, and the exchanged Automated Delaware securities shall thereafter be cancelled.

(b)           Subject to the provisions of Section 5 hereof, each issued and outstanding share of Automated Delaware Preferred Stock, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged on a 1 for 1basis for a new Automated Nevada security, containing substantially similar other terms and conditions, and the exchanged Automated Delaware securities shall thereafter be cancelled.

(c)           Subject to the provisions of Section 5 hereof, each issued and outstanding Automated Delaware convertible note, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged for a new Automated Nevada convertible note, containing substantially similar other terms and conditions, except that such new Automated Nevada convertible notes shall contain such adjustments to account for the 3 for 1 reverse stock split, and the exchanged Automated Delaware convertible notes shall thereafter be cancelled.
(d)           Subject to the provisions of Section 5 hereof, each issued and outstanding Automated Delaware debenture, by virtue of the Merger and without any action on the part of the holder thereof, be converted and exchanged for a new Automated Nevada debenture, containing substantially similar other terms and conditions, except that such new Automated Nevada debenture shall contain such adjustments to account for the 3 for 1 reverse stock split, and the exchanged Automated Delaware debentures shall thereafter be cancelled.

(e)           Subject to the provisions of Section 5 hereof, each new Automated Nevada security which is issued upon conversion and exchange of an issued and outstanding security of Automated Delaware which bore a restrictive legend as of the Exchange date, shall be deemed to be “restricted securities” as defined by Rule 144(a)(3) under the Securities Act of 1933, as amended (the “Securities Act”).  The certificates evidencing such securities shall bear substantially the following restrictive legend:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OR THERE IS AN OPINION FROM COUNSEL TO THE COMPANY THAT SUCH SALE OR OTHER TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT.”

5. Certificate Exchange.  Subsequent to the Effective Date, the issuance and distribution of New Certificates (as defined in Section 5(a) hereof) in exchange for Old Certificates (as defined in Section 5(a) hereof) shall be implemented as follows:

(a)           As promptly after the Effective Date as shall be reasonably possible, each Automated Delaware shareholder may, at the shareholder’s sole option and cost, in accordance with Section 4 and this Section 5, exchange certificates representing the shares of the Automated Delaware Common Stock (the “Old Certificates”) for certificates representing Automated Nevada Common Stock.

(b)           Upon delivery of the New Certificates, the Old Certificates shall be deemed surrendered and cancelled.  Notwithstanding anything to the contrary set forth herein, the representations, warranties, indemnities, agreements and other statements of Automated Delaware or its officers, directors, employees and agents, and of each purchaser of Automated Delaware Common Stock or its officers, directors, employees, and agents, made in connection with the original issuance and purchase of the Automated Delaware Common Stock, shall remain operative and in full force and effect regardless of the exchange under this Section 5 and Section 8 hereof.

6. The Effective Date.

(a)           Subject to the provisions of this Agreement, (i) articles of merger (“Articles of Merger”) in such form as is required by the NRS, and (ii) a certificate of merger (“Certificate of Merger”) in such form as is required by the DGCL, shall be duly prepared, executed and acknowledged by Automated Delaware and Automated Nevada and thereafter delivered to the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware, as applicable, for filing, as provided in the NRS and the DGCL, as applicable, as early as practicable on the date of the execution and delivery of this Agreement.  The Merger shall become effective as at the close of business on the date of filing the Articles of Merger and the Certificate of Merger (the “Effective Date”).

(b)           The closing of the Merger (the “Closing”) shall take place as of the Effective Date.

(c)           On the Effective Date, Automated Nevada shall fix the number of members of the Board of Directors at not less then one (1) and not more than seven (7), effective with the Effective Date.  The Board of Directors of Automated Nevada shall consist of the following individuals:

Loretta Vermette
Natalie Russell
James Winsor

 (d)           On the Effective Date, the officers of Automated Nevada shall be as follows, each to serve until the first meeting of the Board of Directors immediately following the next Annual Meeting of Stockholders of Automated Nevada or until the Board otherwise directs:

Name                                           Position

Natalie Russell                                President andSecretary
Mike Ator                                           Chief Financial Officer

7.           Automated Nevada Representations and Warranties.  In order to induce Automated Delaware to execute this Agreement and perform its obligations under this Agreement, Automated Nevada does hereby represent and warrant (which representations and warranties shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement and the Effective Date) as follows:

(a)           Automated Nevada is a corporation duly organized and validly existing under the laws of the State of Nevada and has all requisite power and authority to own, lease, and operate its properties and assets and to conduct the business as now conducted and as proposed to be conducted.  A true, complete and correct copy of the Articles of Incorporation of Automated Nevada and the By-laws of Automated Delaware as in effect on the date of this Agreement, including all amendments thereto, have heretofore been delivered to the Automated Delaware.

(b)           Automated Nevada has the requisite power to enter into this Agreement, to consummate the Merger, and to carry out and perform its obligations under the terms of this Agreement.

                      (c)           This Agreement has been duly executed and delivered by Automated Nevada, and, upon due execution and delivery by Automated Nevada, this Agreement will be a valid and binding agreement of Automated Nevada, enforceable against Automated Nevada in accordance with its terms.

(d)           Automated Delaware has received and reviewed all corporate records of Automated Nevada and has been given full and complete access to Automated Nevada for the purpose of obtaining such information as Automated Delaware has reasonably requested in connection with its decision to consummate the Merger and the transactions contemplated hereunder.

(e)           Except with respect to the filing and approval of the Articles of Merger and the Certificate of Merger, no consent, approval, authorization or order of, or any filing with, any court, governmental agency, authority or body, or any other third party is required by  Automated Nevada in connection with the execution, delivery and performance of this Agreement and/or the consummation by Automated Nevada of the transactions contemplated by this Agreement.

8.           Other Securities.

(a)           On the Effective Date, each and every outstanding security issued by Automated Delaware (the “Old  Automated Delaware Securities”), whether vested or unvested, shall be assumed by Automated Nevada on the same terms and conditions as were applicable under such Old Automated Delaware Securities, in accordance with the foregoing.

(b)           The consummation of the Merger shall not result in the termination or acceleration of any outstanding Old Automated Delaware Securities that are so assumed by Automated Nevada.

(c)           On the Effective Date, Automated Nevada shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Automated Nevada Common Stock for delivery under the Old Automated Delaware Securities assumed and exchanged in accordance with this Section 8.

(d)           On the Effective date, the 100 issued and outstanding shares of Automated Nevada held in the name of Automated Delaware shall be cancelled.

9.           Further Assurances and Cooperation; Restrictive Covenant.

(a)           Each party hereto will, before, at, and after the Closing and the Effective Time, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement.

10.           Indemnification.

(a)           Automated Nevada agrees to indemnify and hold harmless Automated Delaware and their respective successors and assigns (collectively, the “Automated Delaware Indemnitees”) against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon any breach of any representation or warranty, covenant or agreement of Automated Nevada contained in this Agreement or in any other agreement executed and delivered by Automated Nevada hereunder or in connection herewith.

(b)           Automated Delaware agrees to indemnify and to hold harmless Automated Nevada and its successors and assigns (collectively, the “Automated Nevada Indemnitees”) against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon any breach of any representation, warranty, covenant or agreement of Automated Delaware contained in this Agreement or in any other agreement executed and delivered by Automated Delaware hereunder or in connection herewith.

(d)           Any Automated Delaware Indemnitee or Automated Nevada Indemnitee (in any such case, the “Indemnified Party”) seeking indemnification under this Agreement shall give to the party obligated to provide indemnification to such Indemnified Party (in any such case, the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly upon learning of the existence of such claim. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the Indemnitor’s own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  If the Indemnitor does not assume the defense thereof within ten days of its receipt of the Claim Notice, the Indemnitor shall similarly cooperate with the Indemnified Party in such defense or prosecution.  The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action, (ii) such Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such Indemnified Party’s defense by the Indemnitor, or (iii) the Indemnitor fails to provide reasonable insurance to the Indemnified Party of its financial capacity to defend such action and provide indemnification with respect to such action, in any of which events such reasonable fees and expenses shall be borne by the Indemnitor and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party.  The Indemnitor shall have the right, in its sole discretion, to settle any claim (a) which is solely for monetary damages for which indemnification has been sought and is available hereunder, and (b) where there is no finding or admission of any violation of any legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, provided that the Indemnitor shall not agree to the settlement of any claim which constitutes the subject of a Claim Notice which settlement in the reasonable opinion of the Indemnified Party would have a material adverse continuing effect on the business of the Indemnified Party without the prior written consent of the Indemnified Party.  The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 10 days of receipt of such notice.  Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder, provided that, if the defense of such claim shall have been assumed by the Indemnitor, the Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.

11.           Brokers and Finders.  Each Party to this Agreement represents and warrants to the other(s) that they or it have not employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finders’ fees in connection with this Agreement and the consummation of the Merger.

12.           Costs and Expenses.  Each Party shall pay their own respective costs and expenses relating to the Merger and the transactions contemplated by this Agreement, including, without limitation, the costs and expenses relating to the preparation of this Agreement, such as attorneys’ fees, accounting fees, printing expenses and consent solicitation expenses.  Automated Delaware shall pay all of the expenses and filing fees in connection with the filing of the Articles of Merger and the Certificate of Merger, as well as all public filings in connection with the Merger to be made with the Commission and any state securities authorities.

13.           Notices.  Any and all notices, requests or instructions desired to be given by any party hereto to any other party hereto shall be in writing and shall be either be hand delivered, delivered by express courier or overnight delivery or mailed to the recipient first class, postage prepaid, certified, return receipt requested at the following respective addresses:

To:           Automated Delaware or Automated Nevada

Natalie Russell
341 Bonnie Circle, Suite 102
Corona, CA 92880

or to such other address as any party hereto shall designate in a writing complying with the provisions of this Section 13.

14.           Waiver.  The Parties may, by written instrument, (a) extend the time for the performance of any of the obligations or other acts of the other(s) under this Agreement; (b) waive any inaccuracies of such other party(ies) in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the covenants of such other party(ies) contained in this Agreement; and (d) waive the performance of any of the obligations of such other party(ies) contained in this Agreement.

15.           Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any principles of conflicts of laws.  Each party waives the right to a jury trial.

16.           Effectiveness.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, transferees, heirs, assigns and beneficiaries.

17.           Counterparts.  This Agreement may be executed in multiple copies, each of which shall constitute an original, but all of which shall constitute one and the same agreement.

18.           Partial Invalidity.  If any term, covenant or condition in this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid, shall be unaffected thereby and each term, covenant or condition of this Agreement shall be enforced to fullest extent permitted by law.

19.           Integration.  This Agreement (including the Schedules hereto, the documents and instruments delivered by the parties hereto and any other documents executed and delivered and/or to be executed and delivered pursuant to the provisions of this Agreement as herein provided or in connection herewith) sets forth the entire agreement among the parties hereto with respect to the subject matter herein contained.  There are no covenants, promises, agreements, conditions or understandings, either oral or written, between or among the parties hereto with respect to the subject matter hereof except as herein and in such ancillary documents provided.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

AUTOMATED VENDING TECHNOLOGIES, INC.
A Delaware corporation

By:           Natalie Russell
Its:           President

AVT, Inc.
A Nevada corporation

By:           Natalie Russell
Its:           President